UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-27512	47-0783182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Inverness Dr W Suite 300
Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 303 200-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CSGS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2024, CSG Systems International, Inc. (“CSG”) announced that it had appointed Samantha Greenberg as a new member of CSG’s Board of Directors (the “Board”), effective May 13, 2024. The By-Laws of CSG Systems International, Inc. provide for its Board to be divided into three classes, each having a three-year term. Ms. Greenberg will be a member of the Class I directors, with a term of office to continue until CSG’s next annual meeting of stockholders, currently anticipated to be held in May 2025. Ms. Greenberg will also serve on the Audit Committee.

In conjunction with Ms. Greenberg’s appointment, the Board approved a form of Indemnification Agreement between CSG and Ms. Greenberg, effective May 13, 2024. Under the terms of the indemnification agreement, CSG would indemnify Ms. Greenberg to the fullest extent permitted by law against all expenses incurred if she were to become party to civil, criminal, administrative, investigative, or other actions related to her services as a director of CSG. A copy of CSG’s standard indemnification agreement has been previously filed with the SEC.

Ms. Greenberg does not have any family relationships with any executive officer or director of CSG or its affiliates. She is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Greenberg shall receive the standard director compensation arrangement comprised of (on an annual basis), a director fee of $75,000, a committee fee of $7,500, and a $200,000 restricted stock award which shall vest in its entirety on the first anniversary of the grant date.

A copy of CSG’s press release announcing Ms. Greenberg’s appointment, dated May 16, 2024, is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 15, 2024, CSG held its Annual Meeting of Stockholders. The proposals voted upon at the meeting, which are more fully described in CSG’s proxy statement dated April 1, 2024 (the “2024 Proxy”), and the results of the vote (with the percentage of total votes cast in parentheses) were as follows:

Proposal 1: Election of Directors. The table below shows the results of the stockholders’ vote for the election of the Class III Directors, with terms expiring in 2027:

Name of Director	For	Against	Abstain	Non-Votes
Brian Shepherd	24,567,881 (98.6%)	338,897 (1.4%)	37,141	1,878,802
Silvio Tavares	24,365,057 (97.8%)	553,502 (2.2%)	25,360	1,878,802
Tse Li “Lily” Yang	24,553,890 (98.5%)	367,107 (1.5%)	22,922	1,878,802

Proposal 2: Advisory Vote to Approve the Compensation of CSG's Named Executive Officers (“NEOs”). The table below shows the results of the stockholders’ non-binding advisory vote on the compensation of CSG’s NEOs:

For	Against	Abstain	Non-Votes
24,262,670 (97.5%)	628,392 (2.5%)	52,857	1,878,802

Proposal 3: Ratification of the Appointment of KPMG LLP as the Independent Registered Public Accounting Firm for Fiscal 2024. The table below shows the results of the stockholders’ vote for the ratification of the appointment of KPMG LLP as CSG’s independent registered public accounting firm for fiscal 2024:

For	Against	Abstain
26,347,966 (98.3%)	452,808 (1.7%)	21,947

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of CSG Systems International, Inc. dated May 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSG SYSTEMS INTERNATIONAL, INC.

Date:	May 16, 2024	By:	/s/ Lori J. Szwanek
Lori J. Szwanek Chief Accounting Officer